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'                                                                      Exhibit j

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933 and Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 of Select Advisors Variable Insurance Trust on Form N-1A of our report dated February 13, 1998, on our audits of the financial statements and financial highlights of the Touchstone Emerging Growth Portfolio, Touchstone International Equity Portfolio, Touchstone Balanced Portfolio, Touchstone Income Opportunity Portfolio, and Touchstone Standby Income Portfolio, which report is included in the Annual Report for Touchstone Select Advisors Variable Insurance Trust for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement.

We also consent to the references to our Firm under the captions "Counsel and Independent Accountants", "Financial Highlights" and "Financial Statements".




PricewaterhouseCoopers LLP
Boston, Massachusetts
October 20, 1998